Exhibit 10.45

STANDARD CHARTERED BANK

PROMISSORY NOTE

U.S.$20,000,000	As of December 1, 2004

The undersigned, for value received, jointly and severally, promise(s) to pay to the order of STANDARD CHARTERED BANK (hereinafter called the “Lender”) the principal sum of TWENTY MILLION UNITED STATES DOLLARS (U.S.$20,000,000), or such lesser amount as shall equal the outstanding principal amount of all loans made by the Lender (the “Loans”) to the undersigned, payable on demand by Lender, but in any event not later than the maturity date for each such Loan agreed to by the Lender and the undersigned at or prior to the time such Loan is made. In no event shall the maturity date for any Loan be more than 180 days after such Loan is made. The Lender shall have no obligation to make any Loan to the undersigned.

The undersigned also promises to pay to the order of the Lender interest on the unpaid principal amount of each Loan evidenced hereby, from the date when made until the principal amount thereof is repaid in full, at such rates of interest as shall be agreed upon from time to time between the undersigned and the Lender at or prior to the time each Loan is made or, if not so agreed, at a rate per annum equal to the Base Rate (as hereinafter defined) plus 2%. Interest shall be paid at such monthly, quarterly or semi-annual intervals as shall be agreed from time to time between the undersigned and the Lender or, if not so agreed, monthly on the last Business Day (as hereinafter defined) of each month, at maturity of each Loan (whether at stated maturity, on demand, by acceleration or otherwise) and on each date of any payment of principal of any Loan, on the amount paid. All interest payable hereunder shall be calculated on the basis of a 360 day year and actual days elapsed.

Any amount of principal of any Loan and, to the extent permitted by applicable law, any interest payable thereon which is not paid when due, whether at stated maturity, on demand, by acceleration or otherwise, shall bear interest for each day from the day when due until paid in full, payable on demand, at a rate per annum equal to the higher of: (a) three percent per annum in excess of the interest rate in effect with respect to such Loan prior to the date when due, and (b) three percent per annum in excess of the Base Rate.

The rate of interest agreed to with respect to any Loan shall be a fixed rate expressed as a percentage per annum or as a margin (expressed as a percentage per annum) in excess of one of the following: (i) the “Base Rate” or (ii) “LIBOR”. “Base Rate” shall mean the rate of interest equal to the higher (redetermined daily) of (i) the per annum rate of interest established by the Lender (or any successor) from time to time at its principal office in New York City as its reference rate, which reference rate may be only one, and not necessarily the lowest, of the Lender’s base rates of interest (with any change in such reference rate to become effective as and when such reference rate changes) or (ii) the Federal Funds Rate, plus one half of one percent (0.5%) per annum. “Federal Funds Rate” shall mean for any day, the average daily Federal Funds rate as published by the Federal Reserve Bank of New York in Publication H.15(519) (or any successor thereto) and set forth opposite the caption (“Federal

Funds (Effective)”, or, if no such rate is published on any day, the average per annum rate of interest at which overnight federal funds are from time to time offered on any date to JPMorgan Chase Bank (or any successor), as determined in good faith by the Lender. “LIBOR” shall mean for any Interest Period (hereinafter defined), the interest rate reported on the display designated as page 3750 on the Dow Jones Markets Service (or any page as may replace that page on such service) two (2) Business Days prior to the first day of such Interest Period (rounded upward, if necessary, to the nearest 1/16th of 1%), as the representative rate at which banks are offering United States Dollar deposits in the interbank eurodollar market, at or about 11:00 a.m., London time, for delivery on the first day of such Interest Period, for a term comparable to such Interest Period. “Interest Period” shall mean, with respect to each Loan evidenced hereby, (i) initially, the period commencing on the date of such Loan and ending one, three or six months thereafter (or such other period as shall be acceptable to the Lender), in each case selected by the undersigned not less than three Business Days prior to the date on which such Loan is made, and (ii) thereafter each period commencing on the last day of the immediately preceding Interest Period for such Loan and ending one, three or six months thereafter (or such other period as shall be acceptable to the Lender), in each case selected by the undersigned not less than three Business Days prior to the first day of such period; provided that: (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless it falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall, subject to the provisions of clause (a) above, end on the last day of such calendar month; (c) if the undersigned shall fail to select an Interest Period for any reason, it shall be deemed to have selected a one month period, subject to clause (d); and (d) no such Interest Period shall expire after the maturity date of the applicable Loan. “Business Day” shall mean any date on which commercial banks are open for domestic and international business (including dealings in foreign exchange) in New York City and, with respect to any Loan bearing interest at a rate based on LIBOR, in London.

The Lender may record on its books and records or on the schedule to this Promissory Note which is a part hereof, the principal amount and date of each Loan made hereunder, the interest rate applicable thereto, the maturity date thereof and all payments of principal made thereon; provided, however, that prior to the transfer of this Note all such information with respect to all outstanding Loans shall be recorded on the schedule attached to this Promissory Note. The Lender’s record, whether shown on its books and records or on the schedule to this Promissory Note, shall be conclusive and binding upon the undersigned, absent manifest error, provided, however, that the failure of the Lender to record any of the foregoing shall not limit or otherwise affect the obligation of the undersigned to repay all Loans made hereunder, together with all interest thereon and all other amounts payable hereunder. Without limiting the foregoing, the undersigned acknowledges that interest rates and maturity dates may be negotiated between the undersigned and the Lender by telephone and the undersigned agrees that in the event of any dispute as to any applicable interest rate and/or maturity date, the determination of the Lender and its respective entry on the schedule herein referred to shall be conclusive and binding upon the undersigned.

All payments hereunder shall be made at the office of the Lender at One Madison Avenue, New York, NY 10010 or at such other place as the Lender may designate, in lawful money of the United States of America and in immediately available funds, without setoff or counterclaim and free and clear of, and without deduction for or on account of, any present or future stamp or other taxes, levies, imposts, duties or other charges of any kind now or hereafter imposed. If, notwithstanding the provisions of the immediately preceding sentence, any such taxes, duties, levies, imposts or other charges are so levied or imposed on any such payment, the undersigned will pay additional interest or will make additional payments in such amounts as may be necessary so that the net amount received by the Lender, after withholding or deduction therefor, will be equal to the amount provided for herein. The undersigned agrees to furnish promptly to the Lender official receipts evidencing payment of any taxes, levies, imposts, duties or other charges so withheld or deducted.

If any payment due hereunder shall be due on a day that is not a Business Day, payment shall be made on the next succeeding Business Day at such place of payment and interest thereon shall be payable for such extended time.

This Note may be prepaid in whole or in part at any time without premium or penalty except payment of the amounts provided for in the next paragraph upon at least two Business Days notice to the Lender. Each prepayment shall be accompanied by all accrued interest on the amount prepaid.

If any payment of the principal of a Loan evidenced hereby (other than Loans bearing interest based on the Base Rate) is made on a day other than the last day of an Interest Period applicable thereto for any reason, including, without limitation, voluntary pre-payment or acceleration, or if the undersigned fails to borrow any proposed Loan (other than Loans bearing interest based on the Base Rate) after the Lender has arranged funding thereof, or if the interest rate on any Loan is converted as provided in the second succeeding paragraph, the undersigned shall pay to the Lender, on demand, the amount of any loss, cost or expense (“Funding Loss”) incurred by the Lender as a result of the timing of such payment, such failure to borrow or such conversion, including, without limitation, any loss incurred in liquidating or redeploying funds received or borrowed from third parties.

In the event that on any date on which LIBOR is to be determined with respect to an Interest Period: (i) the Lender determines that advances or other funding in dollars in the principal amount of the Loan to which such Interest Period applies are not being offered to the Lender in the London interbank market or such other applicable market or from such other funding source, as the case may be, for the applicable Interest Period or (ii) LIBOR does not accurately reflect the cost of the Lender of maintaining or funding the principal amount thereof, then the affected Loan shall, on receipt of notice from the Lender of such circumstances, bear interest at a rate per annum equal to the rate of interest determined by the Lender, such determination to be conclusive absent manifest error, to be 5% over its cost of funding the Loan using sources selected by it other than the London Interbank Market or such other applicable market or funding source, as the case may be, for dollars or, if the Lender so elects in its sole discretion, at the Base Rate.

If the effect of any applicable law, rule or regulation, or the interpretation or administration thereof, or compliance with any request or directive of any governmental authority, is to make it unlawful or impracticable for the Lender to maintain or fund the principal amount of any Loan evidenced hereby, then the affected Loan shall, on receipt by the undersigned of notice from the Lender of such circumstances, bear interest at a rate per annum equal to the rate of interest determined by the Lender, such determination to be conclusive absent manifest error, to be 5% over its cost of funding the Loan using sources selected by it other than the London Interbank Market for dollars or, if the Lender so elects in its sole discretion, the Base Rate.

If any change in any present or future law or regulation, or in the interpretation or administration thereof, subjects the Lender to any tax, imposes or modifies any reserve requirement against the assets of, liabilities of or loans by the Lender or imposes on the Lender any other conditions, and the result of the foregoing is to increase the cost to the Lender of maintaining or funding the principal amount of any Loan evidenced hereby or to reduce any amount which would otherwise be received by the Lender hereunder, the undersigned shall pay to the Lender, on demand, such additional amount as shall compensate the Lender for such increased cost or reduction in amount.

The term “Obligor” as used herein shall be deemed to include each of the undersigned, its successors and assigns and each and every indorser or guarantor hereof.

The term “Liabilities” as used herein shall include this Note and all other indebtedness and obligations and liabilities of any kind of the undersigned to the Lender, now or hereafter existing, arising directly between the undersigned and the Lender or acquired by assignment, conditionally or as collateral security by the Lender, absolute or contingent, joint and/or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, direct or indirect, including, but without limiting the generality of the foregoing, indebtedness, obligations or liabilities to the Lender of the undersigned, whether incurred by the undersigned as principal, surety, endorser, guarantor, accommodation party or otherwise.

Without limiting the right of the Lender to demand payment of the Loans evidenced hereby at any time in its sole discretion, if any of the following events (each, an “Event of Default”) shall occur: (a) default in payment of any Liability to the holder hereof, whether on demand, stated maturity or otherwise; or (b) if any Obligor shall fail to perform or observe any other covenant or agreement contained herein or in any of the other Loan Documents (as that term is defined in the Line Letter Agreement between the Lender and the undersigned dated as of the date hereof) and, in the case of any such failure which is capable of remedy, such failure shall remain unremedied for 10 days after such failure; or (c) the occurrence of any default under any of the other Loan Documents; or (d) if any representation, warranty or statement made by any Obligor, any subsidiary thereof or any other party to any Loan Document (or any of its officers) under or in connection with any Loan Document or any document furnished in connection therewith or pursuant thereto shall prove to be incorrect in any material respect when made; or (e) any failure by any Obligor or any of its subsidiaries to pay when due any indebtedness for borrowed money or in respect of letters of credit owing to the Lender other than under the Loan Documents, or the occurrence of any event which with the giving of notice or passage of time, or both, could result in acceleration of the maturity of any such indebtedness; or (f) any failure by any Obligor or any of its subsidiaries to pay when due any indebtedness for borrowed money or in respect of letters of credit owing to any party other than the Lender, or the occurrence of any event which, with the giving of notice or passage of time, or both, could result in acceleration of the maturity of such indebtedness; or (g) any judgment or order for the payment of money in excess of $50,000 individually or in the aggregate (or the equivalent thereof in another currency) shall be rendered against any Obligor or any of its subsidiaries and shall remain unpaid, unbonded, unvacated or unstayed for a period of thirty days; or (h) any provision of any Loan Document after delivery thereof shall for any reason cease to be valid and binding on any Obligor or any other party thereto (except the Lender), or any Obligor or such other party shall so state in writing, or any Obligor or such other party shall deliver written notice of termination of any obligations under any Loan Document (including, without limitation, any subordination agreement); or (i) any Loan Document providing for the grant of a lien on or security interest in any collateral after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority security interest in any of the collateral purported to be covered thereby; or (j) any Obligor or any of its subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Obligor or any of its subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or any Obligor or any of its subsidiaries shall take any action to authorize any of the actions set forth above in this subsection (j); or (k) Allan Lee shall cease for any reason whatsoever, including without limitation, death or disability (as such disability shall be determined in the sole and absolute judgment of the Lender) to be, and continuously perform the duties of, President of the undersigned or, if such cessation shall occur as a result of death or such disability, no successor satisfactory to the Lender, in its sole discretion, shall have become and shall have commenced to perform the duties of President of the undersigned within thirty (30) days after such cessation, provided, however, that if any satisfactory successor shall have been so elected and shall have commenced performance of such duties within such period, the name of such successor or successors shall be deemed to have been inserted in place of Allen Lee in this clause (k); or (l) one or more of Allan Lee, FCStone Group, Inc. and individuals who are executive officers of FCStone Group, Inc. on the date hereof collectively shall fail to own, directly or indirectly, beneficially and of record, at least 70% of the membership interests of the undersigned having ordinary voting rights including, without limitation, the power to elect directors and managers; then, the Liabilities shall become absolute, due and payable without demand or notice to Obligor. Upon default in the due payment of this Note, or whenever the same or any installment of principal or interest hereof shall become due in accordance with any of the provisions hereof, the Lender may, but shall not be required to, exercise any or all of its rights and remedies, whether existing by contract, law or otherwise, with respect to any collateral security delivered in respect of any Liabilities.

Any demand or notice, if made or given, shall be sufficiently made upon or given to Obligor if left at or mailed to the last address of Obligor known to the Lender or if made or given in any other manner reasonably calculated to come to the attention of Obligor or the successors or assigns of Obligor, whether or not in fact received by them respectively.

The Lender may assign and transfer this Note to any other person, firm or corporation and may deliver and repledge the collateral security delivered in respect of the indebtedness evidenced hereby, or any part thereof, to the assignee or transferee of this Note, who shall thereupon become vested with all the powers and rights above given to the Lender in respect thereof, and the Lender shall thereafter be forever released and discharged of and from all responsibility or liability to Obligor for or on account of the collateral security so delivered.

No delay on the part of the holder hereof in exercising any of its options, powers or rights, or partial or single exercise thereof shall constitute a waiver thereof. The options, powers and rights of the holder hereof specified herein are in addition to those otherwise created. Demand of payment of this Note shall be sufficiently made upon the undersigned by written, telex, telegraphic or telephonic notice given by or on behalf of the holder to the undersigned at its last known address.

The undersigned hereby agrees to indemnify the holder hereof against any liability, claims, loss, cost or expense incurred by such holder in connection with this Promissory Note, the other Loan Documents and any Loans evidenced hereby and the exercise of any and all rights pertaining thereto, except for any loss, cost or expense resulting from the gross negligence or willful misconduct of the Lender. If any attorney is used to enforce or collect this Note, the undersigned agrees to pay reasonable attorneys fees and disbursements incurred by the Lender. The undersigned jointly and severally promise to pay all expenses (including, without limitation, reasonable attorneys fees and disbursements) of any nature as soon as incurred whether in or out of court and whether incurred before or after this Note shall become due on demand, at its maturity date or otherwise and costs which the Lender may deem necessary or proper in connection with the satisfaction of the Liabilities or the administration, supervision, preservation, protection (including but not limited to maintenance of adequate insurance) or of the realization upon any collateral for the Liabilities or of defending any claim, action or proceeding asserted or commenced by the undersigned against the Lender.

This Note shall be construed in accordance with and governed by the law of the State of New York, without regard to principles of conflicts of laws. Obligor hereby agrees that any legal action or proceeding against Obligor with respect to this Note may be brought in the courts of the State of New York in The City of New York or of the United States of America for the Southern District of New York as the Lender may elect, and, by execution and delivery hereof, Obligor accepts and consents to, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waiver by the Lender in writing, with respect to any claim, action or proceeding brought by it against the Lender and any questions relating to usury. Nothing herein shall limit the right of the Lender to bring proceedings against Obligor in any other jurisdiction. Obligor irrevocably consents to the service of process in any such legal action or proceeding by personal delivery or by the mailing thereof by the Lender by registered or certified mail, return receipt requested, postage prepaid, to the address specified in the records of the Lender, such service of process by mail to be deemed effective on the fifth day following such mailing. Obligor agrees that a final judgment in any such legal action or proceeding shall be conclusive and may be enforced in any manner provided by law.

AFTER REVIEWING THIS PROVISION SPECIFICALLY WITH ITS COUNSEL, OBLIGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS OBLIGOR MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF OBLIGOR. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO EXTEND CREDIT TO OBLIGOR. No claim may be made by Obligor against Lender or the officers, directors, employees or agents of Lender for any special, indirect, punitive or consequential damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Note or any other Loan Document or any act, omission or event occurring in connection therewith, and Obligor hereby waives, releases and agrees not to sue upon any claim for any such damages.

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in U.S. Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Lender could purchase U.S. Dollars with such other currency in New York City on the Business Day (being any day on which commercial banks are open for domestic and international business (including dealings in foreign exchange) in New York City) preceding that on which final judgment is given. The obligation of the Obligor in respect of any sum due from it to the Lender hereunder shall, notwithstanding any judgment in a currency other than U.S. Dollars, be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in such other currency the Lender may in accordance with normal banking procedures purchase U.S. Dollars with such other currency. If the U.S. Dollars so purchased are less than the sum originally due to the Lender in U.S. Dollars, the Obligor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender against such loss; and if the U.S. Dollars so purchased exceed the sum originally due to the Lender in U.S. Dollars, the Lender agrees to remit to the Obligor such excess.

The undersigned shall defend, indemnify and hold harmless the Lender, its directors, officers, agents, employees, participants and assignees, from and against any and all claims, suits, actions, causes of action, debts, liabilities, damages, losses, obligations, charges, judgments and expenses, including attorneys fees and costs of any nature whatsoever, in any way relating to or arising from the transactions contemplated by any Loan Document(s), any liabilities of the undersigned and/or any loss, damage or injury resulting from any hazardous material; provided that the foregoing indemnification shall not extend to liabilities, damages, losses, obligations, judgments and expenses caused by the gross negligence or willful misconduct of the Lender as finally determined by a court of competent jurisdiction. This indemnification provision shall survive the termination of the Loan Documents and the repayment of all liabilities to the Lender.

The undersigned agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Lender to be payable in connection with this Note or the other Loan Documents or the transactions pursuant to or in connection herewith and therewith, and the undersigned agrees to save the Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, the Lender is hereby authorized at any time and from time to time, without notice to the undersigned or to any other person or entity, any such notice being hereby expressly waived by the undersigned, to setoff and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by the Lender (including all of its branches and agencies) to or for the credit or the account of the undersigned in any currency and whether or not due against and on account of the obligations and liabilities of the undersigned to the Lender under this Note or the other Loan Documents, irrespective of whether or not the Lender shall have made any demand hereunder or thereunder and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

No change, modification, termination, waiver or discharge, in whole or in part, of this Note shall be effective unless in writing and signed by the party against whom such change, modification, termination, waiver or discharge is sought to be enforced.

Obligor hereby waives presentment, demand for payment, protest, notice of protest, notice of dishonor and any or all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, consents to any and all delays, extensions of time, renewals, releases of Obligor and of any available security, waivers or modifications that may be granted or consented to by the Lender with regard to the time of payment or with respect to any other provisions of this Note and agrees that no such action or failure to act on the part of the Lender shall in any way affect or impair the obligations of Obligor or be construed as a waiver by the Lender of, or otherwise affect, its right to avail itself of any remedy hereunder with the same force and effect as if Obligor had expressly consented to such action or inaction upon the part of the Lender.

The term “Lender” as used herein shall be deemed to include the Lender and its successors, endorsees and assigns.

FCSTONE MERCHANT SERVICES, LLC

By:	/S/ ALLAN J. LEE
Name: Allan J. Lee
Title: President

By:	/S/ MICHAEL D. ALLNEU
Name: Michael D. Allneu
Title: Senior Vice President

Schedule to Promissory Note

Date	Amount of Loan	Interest Rate	Maturity Date	Amount of Payment	Notation Made By